Exhibit 11

                          Allegheny Ludlum Corporation
                        Computation of Per Share Earnings
                        (Dollars and Shares in Thousands
                            Except Per Share Amounts)

                                    Fiscal Quarter Ended       Six Months Ended
                                    --------------------     -------------------
                                     July 2,     July 3,     July 2,    July 3,
                                      1995        1994        1995       1994
                                    --------    ---------   --------   ---------
 PRIMARY

 Net (loss) income                  $ 34,470    $(29,179)   $ 63,324   $(11,061)
                                     -------     --------    -------    --------

 Weighted average number of
   common shares                      69,959      70,792      70,264     70,865

 Per share of common stock:

 Net (loss) income                      $.49       $(.41)       $.90      $(.15)
                                      ======     =======     =======    ========

 FULLY DILUTED (1)
 -------------
   Net income                       $ 34,470                $ 63,324
   Tax effected interest related
     to 5-7/8% convertible
     subordinated debentures             877                   1,729
                                     -------                 -------
 Adjusted Net Income                $ 35,347                $ 65,053

 Weighted average number of
    common shares                     69,959                  70,264
 Weighted average number
   of convertible
   subordinated debenture
   common shares on an
  "if converted" basis                 4,938                   4,938

 Weighted average number
  of common shares
  related to employee
  stock plans (2)                        441                     441
                                     -------                 -------
                                      75,338                  75,643

 Net income per share of
   common stock                         $.47                    $.86
                                     =======                 =======

 (1) Anti-dilutive in the 1994 periods.
 (2) Not used in primary calculation due to dilution being less than 3%.